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                                                                   EXHIBIT 10.56

                                ORDINANCE NO. 647

     AN ORDINANCE GRANTING A FRANCHISE TO KNOLOGY OF PANAMA CITY, INC., AUTHORIZING IT TO INSTALL, MAINTAIN AND OPERATE A SYSTEM FOR THE TRANSMISSION OF AUDIO, VOICE, DATA AND/OR VIDEO SIGNAL AND ELECTRONIC DATA OVER, ACROSS AND UNDER PRESENT AND FUTURE PUBLIC STREETS, ALLEYS, ROADS, AND RIGHTS OF WAY IN LYNN HAVEN, FLORIDA UNDER CERTAIN CONDITIONS AND RESTRICTIONS; TO REPEAL CONFLICTING ORDINANCES; AND FOR OTHER PURPOSES.

     BE IT ENACTED BY THE PEOPLE OF THE CITY OF LYNN HAVEN:

     SECTION 1. DEFINITIONS.

         For the purpose of this Ordinance, the following terms, phrases, words and their derivations shall have the meanings given herein unless more specifically defined within other sections of this Ordinance. When not inconsistent with the content, words used in the present tense include the future tense, and words in the single number include the plural number. The word "shall" is always mandatory and not merely directory.

         (A)      "Lynn Haven" means the City of Lynn Haven, Florida.

         (B) "CATV System" means community antenna television system and related cable or fiber optic networks for transmission of audio and/or video signals and electronic data by cable or other means and such related services as Grantee may choose to provide in connection with cable television services. Grantee shall at all times comply with federal and state laws regulating such systems.

         (C)      "Commission" means the City of Lynn Haven Commission.

         (D) "Franchise" is the authorization, and any renewal thereof, issued by the Commission, as franchising authority, whether such authorization is designated as a franchise, permit, license, resolution, contract, certificate, agreement or otherwise, for Grantee to construct,



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install and operate the System in the public streets, alleys, roads, and rights of way identified in said Franchise.

         (E) "Grantee" is KNOLOGY of Panama City, Inc., and its permitted successors and assigns.

         (F) "Gross Revenues" shall mean all revenues recognized directly or indirectly by Franchisee from any source whatsoever arising from, attributable to or in any way derived from the sale or exchange of cable services from the operation of a cable system by the Franchisee within the City of Lynn Haven. Gross revenues shall include but not be limited to (a) revenues derived by Grantee from subscribers or cable television services provided in Lynn Haven, (b) penalty or other fees received for late payments or canceled checks, (c) revenues derived from advertising (gross advertising revenues, not net), (d) taxes, fees, assessments or similar charges derived by Grantee on behalf of any governmental agency (including without limitation the franchise fees derived pursuant to Section 2), (e) installation connection, disconnection or other non-recurring fees charged to subscribers, (f) all revenues from equipment sold, leased or rented to subscribers upon subscribers' premises, (g) any itemized franchise fee to the subscribers, (h) any financial inducements from program service providers, (i) marketing or launch support payments from program service providers, and (j) any commissions received from merchandise sales to customers who are subscribers. "Gross Revenue" shall not include revenue received by Grantee upon sale of the System. Grantee will pay fees/percentage equal to but no greater than competing service providers in Lynn Haven.

         (G) "Person" is any person, firm, partnership, trust, Joint Stock Company, association, corporation, company, governmental entity or organization of any kind.



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         (H)      "Rights of Way" shall mean all present and future streets, alleys, roads, and rights of way within the limits of the City of Lynn Haven as they now or hereafter exist.

         (I) "Street" shall mean the entire width between the boundary lines of every highway, alley, street, avenue, bridge, viaduct, tunnel, and causeway in Lynn Haven, dedicated or devoted to public use and easements related thereto

         (J) "Substantial Buildout" shall mean the development of cable services capability to seventy-five percent (75%) of all residential and commercial structures within the City of Lynn Haven at the time of the signing of this agreement by both parties.

         (K) "System" shall mean, collectively, the CATV System and the Telecommunications System.

     SECTION 2. CONSIDERATION.

         The grant of the right, privilege and franchise under this Ordinance has been determined to be in the best interest of the citizens of Lynn Haven and shall be in accordance with the terms and conditions set forth herein. The Grantee shall annually pay to Lynn Haven a fee of four percent (4%) of Gross Receipts as defined in this Agreement. However, in no event shall Grantee be required to pay a fee greater than that being paid by Grantee's competitors within the City of Lynn Haven, Florida. Said annual fee, for each year of the term of this Franchise, shall be paid quarterly with each quarterly payment becoming due thirty (30) days following the end of the months of March, June, September and December hereafter. All rents or other monetary obligations, if not paid when due, shall bear interest at the maximum legal rate from the date such payments are due. Within 90 days of end of every 5th year, fee structure may be reviewed and adjusted. Within 60 days of the end of each December, the Grantee shall also file a statement executed by Grantee's



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chief executive officer, which shall certify the amount of the Gross Receipts and the Franchise fee for the previous calendar year. All franchise fees will be in accordance with state and federal laws.

     SECTION 3. GRANT OF AUTHORITY AND TERM.

         (A)      Grant of Authority.

                  (1) There is hereby granted, subject to the terms and conditions of this Franchise, to Grantee the nonexclusive right and privilege to have, own, acquire, construct, expand, reconstruct, maintain, repair, use and operate the System in, along, across, on, over, through, above and under the Streets and Rights of Way of Lynn Haven.

                  (2) Except as otherwise provided herein, this Ordinance is granted to Grantee solely for the purpose of directly serving its end-user customers.

                  (3) Grantee shall provide free cable service for up to five (5) separate locations owned by the City of Lynn Haven after the system has been substantially built out.

                  (4) Grantee shall provide service throughout all of Lynn Haven in accordance with the schedule set forth herein.

                           (i)      Seventy-five  percent (75%) of the
residential and commercial structures in the City's boundaries as they exist on this date will be serviced within three (3) years of the effective date of this ordinance.

                           (ii)     Within five (5) years of the execution of
this Franchise, Grantee will be able to provide service to all residential and commercial structures for which cable service is presently available from other Franchisees.

                  (5) Grantee shall notify the City of Lynn Haven when it first provides telecommunication services.



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                  (6)      Nothing herein contained shall ever be held or
construed to confer upon Grantee, its successors and/or assigns, exclusive rights or privileges of any nature whatsoever.

         (B)      Term. This Franchise is granted for an initial term of twenty
(20) years the date this Ordinance is adopted by the Commission. Any renewal of this Franchise shall comply with the provisions of ss. 626 of the Cable Act.

     SECTION 4. CONDITIONS OF USE.

         (A) The Grantee shall not unnecessarily obstruct or impair traffic upon any street, road or other public way of Lynn Haven and shall comply with all of the Commission's rules and regulations designed to prevent damage to trees and shrubbery on or adjacent to such public streets or rights of way which may be caused by installation and operation of the System. Upon making an opening in any public way, street, sidewalk or road as authorized by this Franchise for the purpose of laying, constructing, repairing and/or maintaining the System and any related facilities or equipment, the Grantee shall, without unnecessary delay, replace and restore same to its former condition as nearly as possible, and in full compliance with the provisions of Lynn Haven's policies, rules, regulations, and/or ordinances. Grantee shall comply with Lynn Haven's underground facility damage prevention and safety ordinance.

         (B) In all sections of Lynn Haven where the cables, wires or other like facilities of public utilities are placed underground, Grantee shall place its cable, wires or other like facilities underground to the maximum extent that existing technology reasonably permits Grantee to do so.

         (C) The Grantee shall file with Lynn Haven Engineering Department true and correct as-built maps or plats of all existing and proposed cable plant construction and the types of equipment and facilities installed or constructed, properly identified and described as to the type of



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equipment and facility by appropriate symbols and marks and which shall include annotations of all public ways, streets, road and conduits where the work is to be undertaken.

         (D) If, at any time during the period of this Franchise, Lynn Haven shall lawfully elect to vacate, relocate, abandon, alter, reconstruct or change the grade of any street, sidewalk, alley or other public way including any related drainage and utility areas, the Grantee, upon reasonable notice from Lynn Haven, shall remove, relay and relocate its wires, cables and other fixtures and equipment at its own expense and within reasonable time schedules established by Lynn Haven. Should Grantee fail to do so, it shall be deemed to have waived its right to claim said wire, cable or other equipment and the Grantee shall be liable to Lynn Haven for any costs and expenses incurred by Lynn Haven should Lynn Haven elect to remove, relay or relocate the wires, cables and other fixtures and equipment.

         (E) The Commission may at any time make inquiries pertaining to Grantee's operation of the System within Lynn Haven. Grantee shall respond to such inquiries on a timely basis.

         (F) Grantee shall, upon request, provide the Commission with copies of notices of all petitions, applications, communications and reports submitted between Grantee and the FCC, Securities and Exchange Commissions and the Florida Public Service Commission or their successor agencies, relating to any matters affecting the use of Lynn Haven's Streets and Rights of Way and/or the System authorized pursuant to this Franchise ordinance.

         (G) Charges for services offered to the public by Grantee shall comply with all applicable state and federal laws and regulations regarding subscriber rates. Grantee shall provide notice to the Commission prior to any rate change and shall maintain on file with said Commission



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a schedule of the current rates and fees charged for its services offered to the public.

         (H) Grantee shall install and maintain its wires, cables, fixtures and other equipment in accordance with the requirements of all applicable Lynn Haven codes, ordinances and regulations, and in such a manner that they will not interfere with any existing installations of Lynn Haven or the operation of a public utility serving Lynn Haven.

         (I) No poles or other wire-holding structures shall be erected by Grantee without prior written approval of Lynn Haven Planning and Development Department with regard to location, height, type and other pertinent considerations. Any poles and wire-holding structures of Grantee erected pursuant to this subsection shall be moved or modified by Grantee at its sole expense, upon reasonable notice, whenever Lynn Haven Planning and Development Department has determined that the public convenience would be enhanced thereby.

         (J) Should Grantee fail to begin construction of the System within one hundred twenty (120) days from the date this Franchise Ordinance is adopted by the Commission, Lynn Haven shall be entitled to terminate this Franchise immediately.

         (K) Grantee shall provide continuous service under this Franchise. Should services be disrupted or discontinued for thirty (30) days out of any ninety (90) consecutive days, Grantee shall be in default of this Franchise, and Lynn Haven shall be entitled to terminate this Franchise immediately, provided, however, that any such disruption or discontinuance which is caused by an act of God shall not result in a termination of the Franchise if Grantee immediately, continuously, and diligently works toward restoring service to its full capacity.



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     SECTION 5. LIABILITY AND INDEMNIFICATION.

         (A) By acceptance of this Franchise and right, Grantee agrees that it shall indemnify, protect and hold forever harmless Lynn Haven, its elected officials, officers, agents, represents and employees, and their successors, legal representatives and assigns, from any and all claims, liabilities, losses, costs, judgments, penalties, damages and expenses (including reasonable attorney's fees and expenses of litigation incurred in the defense of any such claim), arising out of or relating to the installation, operation or maintenance by the Grantee of the System, or the Grantee's failure to perform any of the obligations of this Franchise, including but not limited to claims for injury or death to any person or persons, or damages to any property, as may be incurred by or asserted against Lynn Haven, its elected officials, officers, agents, representatives and/or employees, directly or indirectly, by reason of the installation, operation or maintenance by the Grantee of the System within Lynn Haven.

         (B) Nothing contained in subsection (A) of Section 5 shall in any way be deemed a waiver by City of its sovereign immunity.

         (C) Grantee shall furnish the Commission at least annually (and at such other times as may be reasonably requested by the Commission) a certificate from the insurance carrier(s) providing such insurance coverage certifying that such coverage is in full force and effect. Such certificates shall be in such form as is approved by the Commission and designate Lynn Haven as an additional insured.

         (D) During all periods of this Franchise, Grantee shall maintain all insurance coverage required by law, and shall also maintain comprehensive general liability insurance coverage in a single limit sum of One Million Dollars ($1,000,000.00) for any one occurrence for



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bodily injury, including death, and property damage. Compliance with all insurance requirements shall be evidenced by a prepaid certificate of Insurance designating Lynn Haven as an additional insured, which by its terms shall prohibit any cancellation or material change in coverage absent thirty (30) days written notice to Lessor. On or before the anniversary date of the insurance coverage, Grantee shall furnish like evidence of continuing or replacement coverage. Grantee shall post a $50,000 performance bond which shall be retained by the City of Lynn Haven until the cable system has been built throughout seventy five percent (75%) of the City of Lynn Haven as it exists this date.

         (E) Lessee shall maintain workers' compensation insurance and any other such insurance or coverage as may be required by law. The obligation to maintain workers' compensation insurance coverage exists without regard to any exemptions under Florida law.

     SECTION 6. CITY RIGHTS IN FRANCHISE.

         (A) The Grantee shall at all times comply with all reasonable requirements, regulations, laws and ordinances now in force, and which may hereafter be adopted by the Commission and be applicable to the construction, repair or maintenance or operation of the System or use of Lynn Haven-owned conduit.

         (B) The following events shall constitute an "Event of Default" under this Franchise:

                  (1) Grantee breaches any material covenant set forth in this Franchise;

                  (2) Grantee fails to begin construction of the System within one hundred twenty (120) days from the date this Franchise Ordinance is adopted by the Commission.

     Lynn Haven's right to terminate this Franchise may be exercised only after delivery of a



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written notice of an Event of Default to Grantee and a sixty (60) day period for
Grantee to cure an Event of Default. Notwithstanding the foregoing, this Franchise shall not be terminated unless Grantee has had the opportunity to present its case before a meeting of the Commission.

         (C) The right is hereby reserved to Lynn Haven to adopt, in addition to the provisions contained herein and in existing applicable ordinances, such additional regulations or general application to all Franchises providing competing services, including regulations relating to customer service obligations, as it shall find necessary in the exercise of its police power; provided, that such regulations, by ordinance or otherwise, shall be reasonable and not in conflict with the rights herein granted.

         (D) Lynn Haven shall have the right, when the Commission in its sole discretion finds it necessary or appropriate, to hold a public hearing with regard to this Franchise, and Grantee shall make representatives available to attend any such hearing.

         (E) Upon reasonable notice, Lynn Haven shall have the right to inspect the business records of Grantee. Lynn Haven or its designee shall have the right to conduct an audit of Grantee's books at any time. Grantee shall be responsible for the costs and expenses of the audit if the results of the audit reveal grantee owes Lynn Haven more than 5% of the amount paid during the period subject to the audit. The prevailing party shall be liable for all costs and expenses, including reasonable attorney's fees, incurred to collect any amounts claimed by Grantor.

     SECTION 7. ACCEPTANCE.

         This Franchise and the rights, privileges and authority hereby granted, shall take effect and be in force from and after enactment of this Ordinance and execution by the Mayor and City Manager/Clerk, provided that within fifteen (15 days after the date of the enactment of this



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Ordinance, the Grantee shall file with the person specified in Section 9 herein its unconditional acceptance of this Franchise, which acceptance shall include its agreement to comply with and abide by all its provisions, terms and conditions. Such acceptance and agreement shall be in writing, duly executed by or on behalf of the Grantee and accompanied by an insurance certificate as specified in Section 5 unless these documents or evidence thereof have been previously filed with the City Manager.

     SECTION 8. TRANSFER OF TITLE.

         (a) The Grantee shall not transfer this Franchise to another person or entity without prior written approval of Lynn Haven, provided that such approval will not be unreasonably withheld or delayed. Lynn Haven shall have the absolute right to withhold consent to a transfer of this Franchise at any time before substantial buildout is achieved and three (3) years have passed since the adoption of this ordinance. This provision shall not be construed as requiring Lynn Haven's approval of secured financing arrangements.

     SECTION 9. NOTICE.

         All notices, demands or other writings this Franchise requires to be given or made or sent, or which may be given or made or sent, by either party, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered certified and postage prepaid, and addressed as follows:

     TO GRANTEE:

         KNOLOGY of Panama City, Inc.
         1241 O.G. Skinner Drive
         West Point, GA 31833
         Attention: President
         FAX: (706) 645-1446



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     TO LYNN HAVEN:

         City of Lynn Haven Commission
         825 Ohio Avenue
         Lynn Haven, FL 32444
         Attention: City Manager/Clerk
         FAX: (850) 265-8931 '


The address of a party may be changed by written notice given to the other party in the manner above provided.

     Alternatively, a notice or other communication shall be deemed to be duly received, if delivered by hand or sent by a method requiring a signature of recipient, or is received by facsimile on a day which is not a business day, or after 5:00 p.m. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 10:00 a.m. on the first business day thereafter. Provided further the sender maintains as a business record an activity report generated by the sender's facsimile machine.

     SECTION 10.  SEVERABILITY.

         If any section, subsection, sentence, clause, phrase or portion of this Ordinance is for any reason held invalid, unenforceable or unconstitutional by any court of competent jurisdiction, such portion shall be deemed a separate, distinct, independent, and severable provision and such holding shall not affect the validity of the remaining portions hereof.

     SECTION 11.  CONTROLLING LAW.

         This Franchise shall be interpreted and construed in accordance with the laws of the State of Florida.



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     SECTION 12.  Exclusive Venue.

     All claims, disputes and other matters in question between the Grantee and Lynn Haven arising out of or relating to the Agreement, or the breach thereof, shall be decided in the Circuit Court of Bay County, Florida. The Grantee, by executing this Agreement, specifically consents to venue in Bay County, Florida and waives any right to contest the venue in the Circuit Court of Bay County, Florida or to remove action.

     SECTION 13. Effective Date.

     This Ordinance shall become effective upon its passage and Grantee executing within fifteen (15) days thereafter the proper document or documents acceptable to Lynn Haven binding itself, its successors or its assigns to the terms herein.

     PASSED, APPROVED and ADOPTED this 12th day of May, 1998.

                                          CITY OF LYNN HAVEN, FLORIDA


                                          By: /s/ Walter T. Kelley
                                             -----------------------------------
                                             Walter T. Kelley, Mayor
ATTEST:

/s/ Ricky A. Horst
----------------------------
Ricky A. Horst
City Clerk                                First Reading: 14 April 98
                                          Second and
                                          final reading: 5/12/98

     Examined and approved by me this 12th day of May, 1998.



                                          /s/ Walter T. Kelley
                                          --------------------------------------
                                          Walter T. Kelley, Mayor



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